Exhibit 1.01

CONFLICT MINERALS REPORT OF CPI CARD GROUP INC.

FOR THE YEAR ENDED DECEMBER 31, 2019

Date: May 29, 2020

This Conflict Minerals Report for CPI Card Group Inc. (“CPI,” “Company,” “we,” “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2019.

Conflict Minerals are defined by the Securities and Exchange Commission (“SEC”) as cassiterite, columbite-tantalite, wolframite and gold, and their derivatives, which are limited to tin, tantalum and tungsten (collectively “3TG”). During calendar year 2019, CPI manufactured and contracted to manufacture products in which 3TG were necessary to the functionality or production of those products.

CPI therefore conducted a “reasonable country of origin inquiry” (“RCOI”) to determine whether any of those minerals: (1) originated in the Democratic Republic of Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (together, the “Covered Countries”); or (2) are from recycled or scrap sources.

A. Introduction:

CPI’s Business: We are a payment technology company and leading provider of comprehensive Financial Payment Card solutions in the United States. We define “Financial Payment Cards” as credit, debit and Prepaid Debit Cards issued on the networks of the “Payment Card Brands” (Visa, Mastercard®, American Express® and Discover® in the United States) and Interac (in Canada). We define “Prepaid Debit Cards” as debit cards issued on the networks of the Payment Card Brands but not linked to a traditional bank account. We have established a leading position in the Financial Payment Card market through more than 20 years of experience.

CPI’s Supply Chain: The CPI supply chain has a few key suppliers which have product association with 3TG. CPI is typically many tiers removed from smelters or refiners that would have information on mines supplying 3TG. Moreover, to the extent 3TG are present in CPI products, the content may be at trace levels. Obtaining information regarding smelters, refiners and mine locations remains challenging. Challenges include delayed supplier responses, incomplete or inconsistent data and, in some cases, the need for supplier follow-up.

CPI’s Conflict Minerals Policy: CPI has established a statement on conflict minerals that applies to all CPI suppliers. It is available on our website (https://www.cpicardgroup.com/supplier-responsibility/). CPI is committed to responsible sourcing of 3TG using the Organization for Economic Cooperation and Development (“OECD”) guidance, so as not to support conflict or human rights abuses in the Covered Countries, while avoiding de facto embargoes. The CPI Conflict Minerals Policy forms the basis for CPI’s conflict minerals program, and its requirements are communicated to CPI’s suppliers through outreach and contract terms.

B. Description of RCOI:

RCOI Elements: The elements of CPI’s RCOI are identification and prioritization of suppliers, supplier data collection and an assessment of supplier data to determine whether further due diligence was required.

Prioritized Supplier Inquiry: In view of CPI’s supply chain, CPI determined that a reasonably designed and good faith inquiry should focus on higher priority suppliers consistent with RMI’s Five Practical Steps to Support SEC Conflict Minerals Disclosure. Key CPI personnel identified products containing 3TG necessary to the functionality or production of those products (“Necessary 3TG”). CPI determined that our products containing the following features may have Necessary 3TG as part of the attributes including:

•                  Magnetic stripe

•                  Cards with a tungsten core

•                  Secure chip products

•                  Antenna for dual interface

•                  Foil

•                  Holograms

Data Collection:  Once the suppliers (“Supplier Group”) were identified, CPI asked the Supplier Group to provide information about the Necessary 3TG in their products based on responses to the industry standard RMI Conflict Minerals Reporting Template (“CMRT”). This request was made using email. Additionally, e-mail reminders were sent to those in the Supplier Group who had not responded and follow up phone calls were made.

Data Validation:  CPI conducted data validation on all submitted CMRTs and retained all submitted CMRTs for recordkeeping purposes. The goal of data validation is to increase the completeness and accuracy of the submissions and to identify any contradictory responses in the CMRT.

We validated whether any 3TG sourced from the Covered Countries is conflict-free based on the information provided by our Supplier Group, through RMI RCOI data and by other information available on RMI’s website.

There were eleven suppliers in the Supplier Group.  We received responses from all of the suppliers in the Supplier Group.  Based on the responses received to the Company’s RCOI, CPI compiled a list of 329 verified, unique smelters, including information regarding associated countries of origin. CPI identified smelters which we could not confirm were conforming or had unknown sourcing as identified in Annex I.

C. Results of RCOI

Downstream companies such as CPI are not likely to have direct information on the sources of minerals upstream of the smelters in their supply chains. Instead, downstream companies rely on available information regarding smelters identified through supplier inquiry. Accordingly, CPI limited our review to supplier responses resulting from the inquiry.

Based on the information provided by the Supplier Group and otherwise obtained through the due diligence process, we have constructed, to the extent reasonably determinable by us, the table in Annex I regarding the Conflict Minerals included in our Covered Products.  Since most of our suppliers report on a “Company” basis and not specific to the products that they provide to us, there may be smelters listed in the report that provide conflicts minerals that are not included in our Covered Products.

D.  Due Diligence

CPI designed its overall Conflict Minerals procedures in conformity with the five step framework contained in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and the supplements on tin, tantalum, tungsten and gold. The principal features responding to each of the five steps are outlined below:

1.              Establish strong company management systems. CPI did this by:

•                  Creating an internal policy governing our conflict minerals compliance program;

•                  Publishing its Conflict Minerals policy at https://www.cpicardgroup.com/supplier-responsibility/;

•                  Utilizing the Conflict Minerals Reporting Template developed by the Responsible Minerals Initiative to identify smelters and refiners in the supply chain;

•                  Having a cross-functional conflict minerals steering committee, with representatives from finance, legal and purchasing functions to provide oversight to CPI’s conflict minerals program;

•                  Requiring all our 3TG suppliers to conduct the necessary due diligence and provide us with proper verification of the country of origin and source of the materials used in the products they supply to us; and

•                  Supporting initiatives to verify smelters and refiners that are conflict-free, and expecting our suppliers to utilize any such conflict-free smelter/refiner programs that are available.

2.              Identify and assess risk in the supply chain. CPI did this by:

•                  Surveying suppliers of products that CPI identified that had the potential to contain Conflict Minerals;

•                  Reviewing supplier Conflict Minerals Reporting Template submission to identify errors, omissions and missed expectations; and

•                  Evaluating smelter information provided by the supply chain against data from the Responsible Minerals Initiative.

3                 Design and implement a strategy to respond to identified risks. CPI did this by:

•                  Providing an update to the Audit Committee of CPI’s Board of Directors; and

•                  Increasingly emphasizing CPI’s Conflict Minerals policy intent to expect our suppliers to source materials from suppliers who also source responsibly.

4                 Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices CPI is several steps away in the supply chain from smelters and refiners that process the Conflict Minerals used in our products, does not have any direct relationships with such smelters or refiners and did not obtain from a third party or perform ourselves a direct audit of smelters and refiners within our supply chain. Instead, we relied on conflict-free designations based on the activities of other organizations such as the RMI (through the RMAP).

5                 Report on supply chain due diligence. CPI did this by:

•                  Filing an annual Form SD and Conflict Minerals Report with the Securities and Exchange Commission and making that filing available on the Company’s website.

E. Future Due Diligence Measures

During the 2020 calendar year, we expect to continue to engage in the activities described above, including our efforts to resolve inconsistencies and incomplete responses in the reports from our Supplier Group. We plan to continue to request that our Supplier Group use the RMI Conflict Minerals Reporting Template.

Cautionary Statement about Forward-Looking Statements

Certain statements in this report may be “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” and “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws.

F. Conclusion

Based on its RCOI, CPI was able to determine that some smelters may be present in conflict zones, and some of the smelters are not on the conforming list. As part of the ongoing due diligence process, CPI is continuing to work with suppliers to preference conforming smelters and transition non-conforming smelters out of the supply chain.

ANNEX I

Smelters Identified in CPI Card Group Inc.’s RCOI

Metal	Smelter or Refiner Name	Smelter or Refiner Location	Conflict Free Certification
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Y
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Y
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Y
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Y
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Y
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Y
Gold	Argor-Heraeus S.A.	SWITZERLAND	Y
Gold	Asahi Pretec Corp.	JAPAN	Y
Gold	Asaka Riken Co., Ltd.	JAPAN	Y
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Y
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	N
Tungsten	ATI Tungsten Materials	UNITED STATES	Y
Gold	Aurubis AG	GERMANY	Y
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Y
Gold	Boliden AB	SWEDEN	Y
Gold	C. Hafner GmbH + Co. KG	GERMANY	Y
Gold	Caridad	MEXICO	N
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Y
Gold	Cendres + Metaux S.A.	SWITZERLAND	Y
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	N
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Y
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Y
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Y
Gold	Chimet S.p.A.	ITALY	Y
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Y
Gold	Chugai Mining	JAPAN	Y
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	N
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Y
Tin	Cookson	UNITED STATES	Y
Tin	CV Gita Pesona	INDONESIA	Y
Tin	PT Aries Kencana Sejahtera	INDONESIA	Y
Tin	PT Premium Tin Indonesia	INDONESIA	Y

Tin	CV United Smelting	INDONESIA	Y
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	N
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Y
Gold	DODUCO Contacts and Refining GmbH	GERMANY	Y
Gold	Dowa	JAPAN	Y
Tin	Dowa	JAPAN	Y
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Y
Tin	EM Vinto	BOLIVIA	Y
Tin	Estanho de Rondônia S.A.	BRAZIL	N
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Y
Tantalum	F&X Electro-Materials Ltd.	CHINA	Y
Tin	Fenix Metals	POLAND	Y
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Y
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Y
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	N
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Y
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Y
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Y
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Y
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	N
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	N
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Y
Gold	Heimerle + Meule GmbH	GERMANY	Y
Gold	Heraeus Ltd. Hong Kong	CHINA	Y
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Y
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Y
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Y
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	N
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Y
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	N
Gold	HwaSeong CJ Co., Ltd.	KOREA, REPUBLIC OF	N
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Y

Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Y
Gold	Istanbul Gold Refinery	TURKEY	Y
Gold	Japan Mint	JAPAN	Y
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Y
Gold	Jiangxi Copper Co., Ltd.	CHINA	Y
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Y
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Y
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Y
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Y
Gold	Asahi Refining Canada Ltd.	CANADA	Y
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	N
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Y
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Y
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Y
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	N
Gold	Kazzinc	KAZAKHSTAN	Y
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Y
Gold	Kennecott Utah Copper LLC	UNITED STATES	Y
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Y
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Y
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	N
Gold	Lingbao Gold Co., Ltd.	CHINA	N
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	N
Tin	China Tin Group Co., Ltd.	CHINA	Y
Tantalum	LSM Brasil S.A.	BRAZIL	Y
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Y
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	N
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Y
Gold	Materion	UNITED STATES	Y
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Y
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Y
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Y
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Y
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Y
Gold	Metalor Switzerland	SWITZERLAND	Y
Gold	Metalor USA Refining Corporation	UNITED STATES	Y

Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Y
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Y
Tin	Mineração Taboca S.A.	BRAZIL	Y
Tantalum	Mineracao Taboca S.A.	BRAZIL	Y
Tin	Minsur	PERU	Y
Gold	Mitsubishi Materials Corporation	JAPAN	Y
Tin	Mitsubishi Materials Corporation	JAPAN	Y
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Y
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Y
Tantalum	NPM Silmet AS	ESTONIA	Y
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Y
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Y
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	Y
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	N
Gold	Nihon Material Co., Ltd.	JAPAN	Y
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Y
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Y
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Y
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Y
Tin	OMSA	BOLIVIA	Y
Gold	PAMP S.A.	SWITZERLAND	Y
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	N
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Y
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Y
Tin	PT Artha Cipta Langgeng	INDONESIA	Y
Tin	PT Babel Inti Perkasa	INDONESIA	Y
Tin	PT Babel Surya Alam Lestari	INDONESIA	Y
Tin	PT Bangka Tin Industry	INDONESIA	Y
Tin	PT Belitung Industri Sejahtera	INDONESIA	Y
Tin	PT Bukit Timah	INDONESIA	Y
Tin	PT DS Jaya Abadi	INDONESIA	Y
Tin	PT Karimun Mining	INDONESIA	Y
Tin	PT Mitra Stania Prima	INDONESIA	Y

Tin	PT Panca Mega Persada	INDONESIA	Y
Tin	PT Prima Timah Utama	INDONESIA	Y
Tin	PT REFINED BANGKA TIN	INDONESIA	Y
Tin	PT Sariwiguna Binasentosa	INDONESIA	Y
Tin	PT Stanindo Inti Perkasa	INDONESIA	Y
Tin	PT Sumber Jaya Indah	INDONESIA	Y
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Y
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Y
Tin	PT Tinindo Inter Nusa	INDONESIA	Y
Tin	PT Tommy Utama	INDONESIA	Y
Gold	PX Precinox S.A.	SWITZERLAND	Y
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Y
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Y
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Y
Gold	Royal Canadian Mint	CANADA	Y
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Y
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	N
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Y
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	N
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Y
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	N
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Y
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Y
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Y
Tin	Soft Metais Ltda.	BRAZIL	Y
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Y
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Y
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Y
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Y
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Y
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Y
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Y
Tin	Thaisarco	THAILAND	Y
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Y
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	N
Gold	China’s Shandong Gold Mining Co., Ltd	CHINA	Y

Gold	Tokuriki Honten Co., Ltd.	JAPAN	Y
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	N
Gold	Torecom	KOREA, REPUBLIC OF	Y
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Y
Gold	Umicore Brasil Ltda.	BRAZIL	Y
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Y
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Y
Gold	Valcambi S.A.	SWITZERLAND	Y
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Y
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Y
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Y
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Y
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Y
Gold	Yamakin Co., Ltd.	JAPAN	Y
Gold	Yokohama Metal Co., Ltd.	JAPAN	Y
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Y
Tin	Yunnan Tin Company, Ltd.	CHINA	Y
Gold	Zhongjin Gold Corporation Limited	CHINA	Y
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Y
Gold	Morris and Watson	NEW ZEALAND	N
Gold	SAFINA A.S.	CZECHIA	N
Gold	Guangdong Jinding Gold Limited	CHINA	N
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	N
Gold	Umicore Precious Metals Thailand	THAILAND	Y
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Y
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Y
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Y
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Y
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Y
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Y
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Y

Tin	CV Venus Inti Perkasa	INDONESIA	Y
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Y
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Y
Tin	PT Tirus Putra Mandiri	INDONESIA	Y
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Y
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Y
Tin	Melt Metais e Ligas S.A.	BRAZIL	Y
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Y
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Y
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Y
Tantalum	FIR Metals & Resource Ltd.	CHINA	Y
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Y
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Y
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Y
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Y
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Y
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Y
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	N
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Y
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Y
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA	N
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	N
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	N
Tin	PT Inti Stania Prima	INDONESIA	Y
Tantalum	KEMET Blue Metals	MEXICO	Y
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Y
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Y
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Y
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Y
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Y
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Y
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Y
Tantalum	H.C. Starck Ltd.	JAPAN	Y

Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Y
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Y
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Y
Tantalum	Global Advanced Metals Aizu	JAPAN	Y
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Y
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Y
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	N
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	N
Gold	Sudan Gold Refinery	SUDAN	N
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	Y
Tin	CV Ayi Jaya	INDONESIA	Y
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	N
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	N
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	N
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Y
Gold	T.C.A S.p.A	ITALY	Y
Gold	REMONDIS PMR B.V.	NETHERLANDS	Y
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	N
Gold	Tony Goetz NV	BELGIUM	N
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Y
Tin	CV Dua Sekawan	INDONESIA	Y
Tin	CV Tiga Sekawan	INDONESIA	Y
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Y
Gold	Marsam Metals	BRAZIL	Y
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Y
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Y
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	N
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Y
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	N
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Y
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	Y
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	N
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Y
Tin	Super Ligas	BRAZIL	N

Gold	SAAMP	FRANCE	Y
Gold	L’Orfebre S.A.	ANDORRA	Y
Gold	8853 S.p.A.	ITALY	Y
Gold	Italpreziosi	ITALY	Y
Tin	Metallo Belgium N.V.	BELGIUM	Y
Tin	Metallo Spain S.L.U.	SPAIN	Y
Tin	PT Bangka Prima Tin	INDONESIA	Y
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Y
Gold	WIELAND Edelmetalle GmbH	GERMANY	Y
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Y
Tin	PT Sukses Inti Makmur	INDONESIA	Y
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Y
Tin	PT Kijang Jaya Mandiri	INDONESIA	Y
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Y
Tungsten	ACL Metais Eireli	BRAZIL	Y
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Y
Tin	PT Menara Cipta Mulia	INDONESIA	Y
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Y
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Y
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Y
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Y
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	Y
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Y
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Y
Gold	AU Traders and Refiners	SOUTH AFRICA	Y
Gold	Gujarat Gold Centre	INDIA	N
Gold	Sai Refinery	INDIA	N
Gold	Modeltech Sdn Bhd	MALAYSIA	N
Gold	Bangalore Refinery	INDIA	Y
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	N
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	N
Gold	Pease & Curren	UNITED STATES OF AMERICA	N
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Y
Gold	Planta Recuperadora de Metales SpA	CHILE	Y
Gold	Safimet S.p.A	ITALY	Y

Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Y
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	N
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Y
Gold	African Gold Refinery	UGANDA	N
Gold	NH Recytech Company	KOREA, REPUBLIC OF	N
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Y
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Y
Tin	PT Bangka Serumpun	INDONESIA	Y
Tin	Pongpipat Company Limited	MYANMAR	N
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	N
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Y
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	N
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	N
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA	Y
Tin	PT Rajawali Rimba Perkasa	INDONESIA	Y
Gold	CGR Metalloys Pvt Ltd.	INDIA	N
Gold	Sovereign Metals	INDIA	N
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Y
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Y
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Y
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	N
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Y
Tungsten	JSC “Kirovgrad Hard Alloys Plant”	RUSSIAN FEDERATION	N
Tin	Precious Minerals and Smelting Limited	INDIA	N
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	N
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Y
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Y